The Clorox Company News Release

Clorox Announces Sale of Auto Care Business

OAKLAND, Calif., Sept. 21, 2010 – The Clorox Company (NYSE: CLX) today announced it has entered into a definitive agreement to sell its global auto care businesses to an affiliate of Avista Capital Partners in an all-cash transaction with gross proceeds of approximately $780 million subject to closing adjustments related to working capital. The transaction, which is subject to regulatory and other customary approvals and closing conditions, is expected to close by the end of this calendar year.

Included in the transaction are substantially all of Clorox’s global auto care businesses, the majority of which are in the U.S., Australia, Canada and Europe, including the worldwide rights to distribute the market-leading Armor All® and STP® brands. As part of the transaction, the buyer will acquire two auto-care manufacturing facilities, one in the U.S. and one in the U.K. Employees at these facilities, the auto business management team and other employees affiliated with the global auto care business will transfer to the buyer. Clorox has agreed to provide transition services to the buyer for a period of up to 18 months. Clorox anticipates it will use net proceeds from the sale to repurchase shares of Clorox common stock over the remainder of its current fiscal year.

“We believe this transaction is in the best interest of shareholders as we seek to reshape our portfolio,” said Clorox Chairman and CEO Don Knauss. “As we have acknowledged in the past, our auto care business does not align as strongly with our strategy to focus on key consumer megatrends such as health and wellness and sustainability. The auto-care brands hold leading market-share positions and we’re pleased to have identified a new growth-oriented owner who will continue to work with the talented auto care team to build on this strong foundation.”

In its last fiscal year, which ended June 30, 2010, the auto care businesses had global sales of about $300 million and generated earnings before interest and taxes of about $90 million. These results include a full allocation of corporate overhead to the auto care businesses.

For Clorox’s current fiscal year, which ends June 30, 2011, Clorox anticipates the transaction will be dilutive to earnings per share in the range of 20 cents to 25 cents, which includes the loss of earnings resulting from the divestiture, partially offset by the benefit of share repurchases and revenues from the transition services agreement. The aforementioned estimated fiscal year 2011 diluted earnings per share impact excludes the net after-tax gain on the sale and direct costs associated with the transaction. Clorox estimates income taxes to be paid on the transaction will be in the range of $35 million to $45 million.

Clorox will update its fiscal 2011 financial outlook when it communicates its first-quarter results in early November. In addition, concurrent with its first-quarter Form 10-Q filing, Clorox will provide historical company results that reflect the auto care businesses on a discontinued operations basis.

The Clorox Company

The Clorox Company is a leading manufacturer and marketer of consumer products with 8,300 employees and fiscal year 2010 revenues of $5.53 billion. Clorox markets some of consumers' most trusted and recognized brand names, including its namesake bleach and cleaning products, Green Works® naturally derived home care products, Pine-Sol® cleaners, Poett® home care products, Fresh Step® cat litter, Kingsford® charcoal, Hidden Valley® and K C Masterpiece® dressings and sauces, Brita® water-filtration products, Glad® bags and wraps and containers, and Burt’s Bees® natural personal care products. Nearly 90 percent of Clorox Company brands hold the No. 1 or No. 2 market share positions in their categories. The company’s products are manufactured in more than two dozen countries and sold in more than 100 countries. Clorox is committed to making a positive difference in the communities where its employees work and live. Founded in 1980, The Clorox Company Foundation has awarded cash grants totaling more than $80 million to nonprofit organizations, schools and colleges. In fiscal 2010 alone, the foundation awarded $3.5 million in cash grants, and Clorox made product donations valued at $8.8 million. For more information about Clorox, visit TheCloroxCompany.com.

Forward-looking Statements

This press release contains “forward looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the Securities Act), and Section 21E of the Securities Exchange Act of 1934, as amended (the Exchange Act), and such forward looking statements involve risks and uncertainties. Except for historical information, matters discussed above, including statements about the company’s expectations regarding the use of the net proceeds from the transaction; the timing of the closing of the transaction and the financial impact of the transaction on the company’s earnings, including the impact on revenue and earnings per share, are forward looking statements based on management’s estimates, assumptions and projections. Words such as “expects,” “anticipates,” “targets,” “goals,” “projects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” and variations on such words, and similar expressions, are intended to identify such forward looking statements. These forward looking statements are only predictions, subject to risks and uncertainties, and actual results could differ materially from those discussed above. Important factors that could affect performance and cause results to differ materially from management’s expectations are described in the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the company’s Annual Report on Form 10-K for the year ended June 30, 2010, as updated from time to time in the company’s SEC filings. These factors include, but are not limited to: the possibility that the closing of the transaction may be delayed or may not occur; the ability to manage and realize the benefits of the proposed transaction; litigation or regulatory matters involving antitrust and other issues that could affect the closing of the transaction; unfavorable general economic and marketplace conditions and events, including consumer confidence and consumer spending levels, the rate of economic growth, the rate of inflation, and the financial condition of our customers, suppliers and service providers; foreign currency exchange rate and interest rate fluctuations; unfavorable political conditions in international markets and risks relating to international operations; the company’s costs, including volatility and increases in commodity costs such as resin, diesel, chlor-alkali, sodium hypochlorite, agricultural commodities and other raw materials; increases in energy costs; the impact of the volatility of the debt markets on the company’s cost of borrowing and access to funds, including commercial paper and its credit facility; risks relating to changes in the company’s capital structure; risks arising from declines in cash flow, whether resulting from tax payments, debt payments, share repurchases, interest cost increases greater than management’s expectations, or increases in debt or changes in credit ratings, or otherwise; changes in the company’s tax rate; the success of the company’s strategies, including its previously announced Centennial Strategy; risks relating to acquisitions, mergers and divestitures, including the company’s ability to achieve the projected strategic and financial benefits from the Burt’s Bees® acquisition; the ability of the company to implement and generate expected savings from its programs to reduce costs, including its Supply Chain Restructuring and Other restructuring plan changes; the need for any unanticipated restructuring or asset-impairment charges; the success of new products and the ability of the company to develop products that delight the consumer; consumer and customer reaction to price increases; risks related to customer concentration; customer-specific ordering patterns and trends; competitive actions; supply disruptions or any future supply constraints that may affect key commodities or product inputs; risks inherent in relationships with suppliers, including sole suppliers and single-source suppliers; risks related to the handling and/or transportation of hazardous substances, including but not limited to chlorine; risks related to the conversion of the company’s information systems, including potential disruptions and costs; risks arising out of natural disasters; the impact of disease outbreaks, epidemics or pandemics on the company’s operations; risks inherent in litigation; risks inherent in maintaining an effective system of internal controls, including the potential impact of acquisitions or the use of third-party service providers; the ability to manage and realize the benefit of joint ventures and other cooperative relationships, including the company’s joint venture regarding the company’s Glad® plastic bags, wraps and containers business, and the agreements relating to the provision of information technology and related services by third parties; the ability of the company to successfully manage tax, regulatory, product liability, intellectual property, environmental and other legal matters, including the risk resulting from joint and several liability for environmental contingencies and risks inherent in litigation including class action litigation; and the company’s ability to maintain its business reputation and the reputation of its brands.

The company’s forward-looking statements in this press release are based on management’s current views and assumptions regarding future events and speak only as of their dates. The company undertakes no obligation to publicly update or revise any forward looking statements, whether as a result of new information, future events or otherwise, except as required by the federal securities laws.

Media relations

Dan Staublin 510-271-1622, dan.staublin@clorox.com
Kathryn Caulfield 510-271-7209, kathryn.caulfield@clorox.com

Investor relations

Li-Mei Johnson 510-271-3396, li-mei.johnson@clorox.com
Steve Austenfeld 510-271-2270, steve.austenfeld@clorox.com